Exhibit 99.1

FOR IMMEDIATE RELEASE	JULY 25, 2019

Media Contact:

Julie Calzone

(337) 235-2924

jcalzone@calzone.com

Company Contacts:

G. Darcy Klug, Chairman, CEO and CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

REDHAWK NAMES DR. DREW PINSKY AS NATIONAL SPOKESPERSON

Lafayette, Louisiana – RedHawk Holdings Corp. (OTC: IDNG) (the “Company” or “RedHawk”), announced today that Dr. Drew Pinsky (commonly known as “Dr. Drew”) has agreed to become the Company’s exclusive spokesperson for its Sharps and Needle Destruction Device (“SANDD”) mini™ and its SANDD Pro™ needle incineration devices (collectively the “SANDD™ Products”) and any related products and/or accessories.

Dr. Drew is a private practice physician, an internist, addiction medicine specialist and media personality. He has an undergraduate degree in biology from Amherst College and earned his Doctor of Medicine degree from the University of Southern California School of Medicine. He served his residency in internal medicine at USC County Hospital and became chief resident at Huntington Memorial Hospital in Pasadena, California before moving into private practice.

The SANDD mini™ (formerly known as The Disintegrator™) is a portable, lithium-ion battery operated, needle destruction device primarily for use by self-injector diabetics in the home. In clinical settings, the SANDD mini™ can be used by allergist, dermatologist, cosmetologist, plastic surgeons and other medical specialists without the need for sharps containers for needle disposal. The SANDD mini™ provides diabetics with the safe and environmentally friendly disposal of needles following their use in a home setting and is an effective alternative to hazardous waste needle disposal utilizing sharps containers. The SANDD mini™ is the only FDA-approved portable, battery-operated needle destruction device that eliminates the use of sharps containers for disposal in both clinical and home settings.

The SANDD Pro™ is capable of incinerating hypodermic needles 18-gauge and higher, up to 8 inch in length. Additionally, SANDD Pro™ technology is expected to feature a portable, rechargeable, lithium-ion battery operated unit. RedHawk believes that this portable unit (the “SANDD Pro™ - Portable”) will incinerate as many as 300 needles, ranging in gauges as thick as 21 gauge and lengths up to 8” on a single charge. RedHawk expects that the SANDD Pro™ - Portable will be ideal for field use by first responders, home health care nurses, veterinarians and home use injectors. The SANDD Pro™ is both FDA approved and OSHA compliant.

The complete line of SANDD™ products is expected to be available for virtually all home and commercial applications including hospitals, first responders, a full range of clinics and primary care physicians, dentists, veterinarians, retirement and non-acute healthcare facilities. The SANDD mini™ is currently being sold to the general public and to various Independent School Districts in the State of Texas. The Company has stated that it expects to begin offering the SANDD mini™ to various Independent School Districts in the State of California before the end of 2019. The Company also intends to immediately begin to develop and initiate a social media marketing campaign of the sale of the SANDD mini™ to the general public.

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About RedHawk Holdings Corp.

RedHawk Holdings Corp., formerly Independence Energy Corp., is a diversified holding company which, through its subsidiaries, is engaged in sales and distribution of medical devices, sales of branded generic pharmaceutical drugs, commercial real estate investment and leasing, sales of point of entry full-body security systems, and specialized financial services. Through its medical products business unit, the Company sells the Sharps and Needle Destruction Device (SANDD™), WoundClot Surgical - Advanced Bleeding Control, and the Carotid Artery Digital Non-Contact Thermometer. Through our United Kingdom based subsidiary, we manufacture and market branded generic pharmaceuticals. RedHawk Energy holds the exclusive U.S. manufacturing and distribution rights for the Centri Controlled Entry System, a unique, closed cabinet, nominal dose transmission full-body x-ray scanner

Cautionary Statement Regarding Forward-Looking Statements

This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.